Exhibit 99.1

JOINT FILING AGREEMENT

Dated: July 12, 2021

The undersigned hereby agree that the Statement on Schedule 13D, dated July 12, 2021, with respect to the common shares par value S/ 1.00 per share of Aenza S.A.A. (formerly Graña y Montero S.A.A.), a publicly-held corporation (sociedad anónima abierta) organized under the laws of Peru, is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an Exhibit to the Schedule 13D. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the date first above written.

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP
By: IG4 Capital Infrastructure GP Limited, its general partner

By:	/s/ Mark Cleary
Name:	Mark Cleary
Title:	Director

By:	/s/ Andrew Cunningham
Name:	Andrew Cunningham
Title:	Director

IG4 CAPITAL INFRASTRUCTURE GP LIMITED

By:	/s/ Mark Cleary
Name:	Mark Cleary
Title:	Director

By:	/s/ Andrew Cunningham
Name:	Andrew Cunningham
Title:	Director

IG4 CAPITAL PARTNERS HOLDING INVESTMENTS LP
By: IG4 Capital Partners Holding General Partner Limited, its general partner

By:	/s/ Gustavo Nickel Buffara de Freitas
Name:	Gustavo Nickel Buffara de Freitas
Title:	Director

By:	/s/ Paulo Todescan Lessa Mattos
Name:	Paulo Todescan Lessa Mattos
Title:	Director